PUBLIC SERVICE COMPANY OF NEW MEXICO

                           FIRST RESTATED AND AMENDED

                            EXECUTIVE RETENTION PLAN


         The Public Service Company of New Mexico (the "Company" or "PNM") hereby adopts the following First Restated and Amended Executive Retention Plan (the "Plan"), effective December 7, 1998.

         WHEREAS, the Company adopted the initial Executive Retention Plan effective January 1, 1992;

         WHEREAS, the Company first amended the Plan on January 1, 1994, and again on August 1, 1994;

         WHEREAS, on December 7, 1998, the Compensation and Human Resources Committee of the PNM Board of Directors ("Board") approved certain benefits upon a Change in Control and authorized certain amendments to affected plans, including this Plan; and

         WHEREAS, the Company desires to amend and restate this Plan to incorporate the approved Change in Control benefits, as follows:

                                   I. PURPOSE
                                   ----------

         The Company considers it essential to its best interests and the best interests of its customers and stockholders to foster the continuous employment of its key management employees. In this connection, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control may exist and that such possibility, and the uncertainty and questions which it may raise among employees, may result in the departure or distraction of key management employees to the detriment of the Company and its ability to continue to provide efficient and reliable utility services to its customers.

         The Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company's key management to their assigned duties and to facilitate recruitment of future employees without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company, by providing competitive and fair compensation and benefits to employees terminated under these circumstances.

         In order to encourage its key management employees to remain in its employ, a Participant shall receive the retention benefits set forth in this Plan in the event such Participant's employment with the Company is terminated under the circumstances described below.


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


         Notwithstanding the above, the Company does not intend to change its employment at will nature, but retains its absolute right to terminate any employee at any time. An employee Terminated or Constructively Terminated during the Protection Period shall be entitled to benefits provided herein. An employee who terminates employment from the Company for any other reason shall not be entitled to benefits herein.

         Notwithstanding other provisions herein, the Company does not intend to create or offer these retention benefits in the event of a corporate restructuring initiated by the Company in which a holding company and related boards of directors are formed and the Company is subsequently acquired by such holding company.

                                 II. DEFINITIONS
                                 ---------------

         Terms or provisions in this Plan set out in proper capitals shall have the following meanings. In construing this Plan, these terms and provisions shall be liberally construed, to effect the intentions of the Board and the Company.

         2.1. "Base Compensation" shall mean the Participant's Base Salary and Lump Sum Awards plus Results Pay at fifty percent (50%) of the highest stated maximum award opportunity from the Company in effect during the Protection Period. In the event a part-time or job-share employee's Base Compensation is based upon a full-time position, such Base Compensation shall be proportionately reduced by multiplying the same by a fraction the numerator of which is the number of hours the employee is scheduled to work each week and the denominator of which is forty (40).

         2.2. "Base Salary" shall mean the Participant's highest annual stated salary from the Company in effect during the Protection Period.

         2.3. "Board" shall mean the Board of Directors of the Company or by delegation of authority, the Compensation and Human Resources Committee of the Board, or any successor committee.

         2.4. "Cause" for purposes of Termination of a Participant's employment, shall mean:

                  2.4.1. the willful and continued failure of a Participant to substantially perform his or her duties with the Company after a written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his or her duties, or willful failure to report to work for more than thirty
(30) days; or

                  2.4.2. the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including acts of fraud, misappropriation, violence, or embezzlement for personal gain at the expense of the Company, conviction of a felony, or conviction of a misdemeanor involving immoral acts.


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

         Provided, however, that Section 2.4.1 shall not apply if: (i) the failure results from such Participant's incapacity due to verifiable physical or mental illness substantiated by appropriate medical evidence; or (ii) it is an anticipated or actual failure after the issuance of a Notice of Termination by the Participant due to Constructive Termination. For purposes of this definition, an act or failure to act by a Participant shall not be deemed "willful" if done or omitted to be done by the Participant in good faith and with a reasonable belief that his or her action was in the best interest of the Company. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to such Participant a copy of a resolution duly adopted by the affirmative vote of all members of the Committee at a meeting thereof called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant together with his or her counsel, to be heard before the Committee), finding that in the good faith opinion of the Committee, the Participant was guilty of conduct set forth in Section 2.4.1 and 2.4.2 above and specifying the particulars in detail.

         2.5. "Change in Control" shall be deemed to have occurred (any required approval, including any final nonappealable regulatory order, having been obtained) subject to the exceptions and modifications set forth in this Section and in the Plan:

                  2.5.1. if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes directly or indirectly the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                  2.5.2. if during any period of two (2) consecutive years (excluding any period prior to the effective date of this Plan), the following individuals cease, for any reason, to constitute a majority of the Board:

                  (i) directors who were directors at the beginning of such period; and

                  (ii) any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such new directors being referred to as Approved New Directors);

                  2.5.3. if the shareholders of the Company approve a merger or consolidation of the Company with another company, corporation or subsidiary that is not affiliated with the Company immediately preceding the Potential Change in Control; or

                  2.5.4. upon the adoption of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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

         Section 2.5.1. shall not apply if the "person" as referred to therein is, or shall be: (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; or (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         In Section 2.5.2., the Approved New Director shall not include a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.5.1, 2.5.3 or 2.5.4 hereof.

         Section 2.5.3. shall not apply to a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

         2.6. "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

         2.7.  "Committee"  shall mean a committee  consisting of at least three
(3) members, appointed by the Board to administer the Plan.

         2.8. "Company" shall mean the Public Service Company of New Mexico. As used in this Plan, "Company" shall also mean any successor to its assets, as described in Article II, Section 2.5.3 and 2.5.4, that assumes and agrees to perform the Company's obligations hereunder, by operation of law or otherwise. "Company" shall also include any holding company owning the Company or subsidiary of such holding company.

         2.9. "Constructive Termination" shall mean, without a Participant's express written consent, the occurrence after the commencement of the Protection Period of any of the following circumstances, subject to the exceptions and modifications at the end of this Section 2.9:

                  2.9.1.  a  significant  reduction  in the  Participant's  Base
Salary;

                  2.9.2. the relocation of the Participant's principal office to a location more than fifty (50) miles from the location of such office during the Protection Period;

                  2.9.3. the failure of the Company, within the time period contained in Section 7.1 of the Plan, to obtain a written agreement from any successor to assume and agree to perform the Company's obligations pursuant to this Plan; the date on which any such succession becomes effective shall be then deemed the Termination Date;

                  2.9.4.   any  purported   Termination  of  the   Participant's
employment by the Company which is not effected by a Notice of Termination satisfying the requirements of Section 2.15 below;

                  2.9.5. the requirement, for continued employment with the Company, that the Participant maintain a residence more than fifty (50) miles from the location of his or her residence during the Protection Period; or

                  2.9.6. the Participant is reassigned duties within the Company which are: (i) inconsistent with his or her employment status with the Company immediately prior to the Protection Period; or (ii) a substantial adverse alteration in the nature or status of his or her responsibilities from those in effect immediately prior to the Protection Period.

         Provided that the above shall not apply if such circumstances are fully corrected prior to the Termination Date specified in the Notice of Termination.

         Any purported Termination as set forth in Section 2.9.4 which is not effected by a Notice of Termination satisfying the requirements of Section 2.15 below, shall not be effective.

         A Participant's right to terminate his or her employment due to Constructive Termination shall not be affected by his or her incapacity due to a verifiable physical or mental illness substantiated by appropriate medical evidence.

         Provided further, that a Participant's continued employment for a period exceeding sixty (60) days following an event that constitutes Constructive Termination shall constitute Participant's consent to, or a waiver of any rights with respect to, such Constructive Termination event. Consent to or waiver of any rights with respect to one Constructive Termination event shall not constitute a waiver of Participant's rights with respect to any other event that constitutes Constructive Termination.

         2.10. "Disability" shall have the same meaning as provided in the Company's long term disability plan for the provision of long term disability benefits

         2.11. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.12. "Lump Sum Award" shall mean any cash award paid as a merit increase in lieu of an increase in base salary received during the twelve (12) month period immediately preceding the Participant's Termination Date.

         2.13. "Management Committee Members" shall mean those key management employees included in the Plan membership roster beginning with the commencement of the Protection Period and ending upon a Change In Control, who are at the same time also designated by the Company as members of its Management Committee or its successor committee.

         2.14. "MESP" shall mean the Public Service Company of New Mexico Master Employee Savings Plan and Trust.

         2.15. "Notice of Termination" shall mean a notice from either the Company or a Participant, as applicable. In the event the termination is for Cause or based on Constructive Termination, the notice shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination of the Participant's employment. However, the Company retains its rights as an at will employer to terminate any employee at any time and for any reason.

         2.16.  "Other   Participants"   shall  mean  Executive  Retention  Plan
Participants, excluding Management Committee Members.

         2.17. "Participant" shall mean any non-union employee including a Management Committee Member who is listed on the Executive Retention Plan roster that is generally submitted to and approved no less than annually by the Compensation and Human Resources Committee of the Board, or its successor.

         2.18. "Potential Change in Control of the Company," subject to the exceptions as set forth at the end of this Section 2.18, shall be deemed to have occurred if:

                  2.18.1. the Company enters into a letter of intent or an agreement, the consummation of which would result in the occurrence of the Change in Control of the Company;

                  2.18.2. a credible announcement or report is made through a filing with the Securities and Exchange Commission, a major financial publication, a Company press release, or other similar medium of an intention to take actions which if consummated would constitute a Change in Control of the Company;

                  2.18.3. a case is pending before an appropriate regulatory authority for approval of any transaction the consummation of which would result in a Change in Control, or, as the result of such case, an order approving such transaction is effective or an order disapproving such transaction is subject to appeal; and/or,

                  2.18.4. the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control of the Company has occurred.

         2.19. "Protection Period" shall mean the period beginning with a Potential Change in Control and ending:

                  2.19.1. upon the abandonment or cessation of the intention, consideration or undertaking of activities that gave rise to the Potential Change in Control; or

                  2.19.2. in all other cases, twenty-four (24) months after a Change in Control.

         For purposes of this definition, such abandonment or cessation of an intention, consideration or undertaking of a Change in Control shall be deemed to have occurred:


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

                  (i) if a credible announcement or report is made (through a filing with the Securities and Exchange Commission, a major financial publication, a Company press release, or similar medium) that: (a) such intention, consideration or undertaking has been abandoned or has ceased; or (b) circumstances exist from which no reasonable person would conclude that the persons attempting the Change in Control would have a realistic possibility of success;

                  (ii) in the case of a Potential Change in Control of the Company described in Section 2.18.2, nine (9) months have elapsed without the occurrence of additional circumstances that advance a Change in Control;

                  (iii) in the case of a Potential Change in Control of the Company described in Section 2.18.3, the regulatory case has been withdrawn or otherwise ended without resulting in a final, nonappealable order approving a transaction the consummation of which would result in a Change in Control; or

                  (iv) the Board rescinds an earlier resolution that a Potential Change in Control has occurred.

         Concurrent or overlapping Protection Periods may be triggered by the occurrence of multiple independent Potential Change in Control events.

         2.20. "Results Pay" shall mean an annual incentive bonus award or any successor or other incentive plan that is intended to be in lieu of the Results Pay Program.

         2.21. "Retirement Plan" shall mean the Public Service Company of New Mexico Employees' Retirement Plan, effective January 1, 1997.

         2.22. "Severance Pay" shall mean the retention benefits provided to a Participant pursuant to Article V, Section 5.1 hereof.

         2.23.   "Termination"  or  "Terminated"   shall  mean  the  involuntary
termination of a Participant's employment with the Company for any reason other than: (i) for Cause; (ii) Death; or (iii) Disability.

         2.24. "Termination Date" shall mean, if a Participant's employment is terminated for any reason, the date specified in the Notice of Termination. In the case of a termination for Cause pursuant to Section 2.4 above, the Termination Date shall be immediately upon receipt of the Notice of Termination. In the case of a Termination as defined in Section 2.23, the Termination Date shall be not less than fifteen (15) days from the date the Notice of Termination is given. In the case of Constructive Termination, pursuant to Section 2.9, the Termination Date shall be not less than fifteen (15) nor more than sixty (60) days from the date the Notice of Termination is given.


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

                                III. TERM OF PLAN
                                -----------------

         The Plan shall continue in effect until terminated by the Board, provided that: (i) if the Protection Period has begun, the Plan shall continue for the Protection Period; and (ii) notwithstanding termination of this Plan, should a Potential Change in Control occur within twenty-four (24) months following such termination, this Plan shall be self-reviving and continue for the Protection Period.

                     IV. ELIGIBILITY FOR SEVERANCE BENEFITS
                     --------------------------------------

         4.1. Eligibility of Participant. Only those non-union employees listed on the Executive Retention Plan roster(s) at the beginning of the Protection Period through the end of the Change in Control are eligible to become Participants in the Plan. If a Participant's employment with the Company terminates for any reason (whether voluntary or involuntary) before the commencement of the Protection Period, he or she shall no longer be a Participant hereunder.

         4.2. Change in Control of Company. During the Protection Period, a Participant, after signing a release agreement, shall be entitled to the benefits described herein if such Participant's employment is Terminated during this period by: (i) the Company; or (ii) the Participant due to Constructive Termination following the Participant's giving of a Notice of Termination to the Company. The requirement that a Notice of Termination be given by the Participant shall be waived, however, if such Constructive Termination occurs pursuant to Article II, Section 2.9.3 hereof. Notwithstanding the foregoing:

                  4.2.1. if a Participant's employment is Terminated or Constructively Terminated during the Protection Period, but such Participant is immediately reemployed by the surviving entity or the party acquiring the assets of Company, then such Participant shall not be entitled to the benefits herein, except as provided by Section 2.9.3 hereof; or

                  4.2.2. any Participant who without express authority actively participates in advancing a Change in Control, whether on their own behalf or on behalf of someone else, shall not be eligible for benefits herein. Participants who, by virtue of their position and duties with the Company, are involved in facilitating an orderly transition to a successor company shall remain eligible to receive the benefits provided herein; or

                  4.2.3. if a Participant's employment is Terminated or Constructively Terminated as a result of the acquisition of the Company by a holding company formed in connection with a corporate restructuring initiated by the Company, and the Participant is immediately re-employed by the Company or assigned to a subsidiary of such holding company, the Participant shall not be entitled to benefits herein.

         4.3. Release Agreement. In order to be eligible for any benefits hereunder, a Participant otherwise satisfying the requirements of this Plan must sign and deliver to the Company a non-revoked release agreement provided by the Company, waiving claims such Participant may have against the Company.


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

         4.4. No Duplication of Benefits. Notwithstanding anything herein to the contrary, the right to receive any benefits under this Plan by any Participant is specifically conditioned upon such Participant either waiving or being ineligible for any and all benefits under the: (i) Employee Retention Plan, including any amendments thereto; or (ii) any successor Change in Control severance benefit plans otherwise available to the Participant. The Company does not intend to provide any Participant with benefits under both this Plan and benefits under any other severance, retention or change in control plans or agreements sponsored by the Company or an affiliate.

                              V. SEVERANCE BENEFITS
                              ---------------------

         A Participant, who satisfies the eligibility requirements shall receive the following benefits in lieu of any other retention or severance benefits provided by the Company:

         5.1. Severance Pay. The Company shall pay as retention benefits to a Participant an amount as set forth on the following schedule based upon the Participant's highest position held with the Company during the Protection
Period:

               POSITION                            SEVERANCE PAY
               --------                            -------------

        Management Committee Member         2.5 times Base Compensation

        Other Participants                  2.0 times Base Compensation

         5.2. Results Pay. Upon termination, Participants shall receive a pro-rata Results Pay award of fifty percent (50%) of the highest stated maximum award opportunity in effect during the Protection Period. Notwithstanding the above, for the purposes of the retention benefits provided herein, Participants who are not terminated shall receive an annualized Results Pay award of fifty percent (50%) of the highest stated maximum award opportunity at the end of the year in which a Change in Control is approved.

         5.3. Health Care, Life, Accidental Death and Dismemberment Insurance Benefits. For a period of twenty-four (24) months for Other Participants and thirty (30) months for Management Committee Members following the Participant's Termination Date, the Company shall arrange to provide the Participant with health care, term life, and accidental death and dismemberment insurance benefits substantially similar to those which the Participant was receiving immediately prior to the Notice of Termination for the Participant and his or her enrolled eligible dependents. If the Participant was receiving a monthly refund immediately prior to his or her Termination Date due to the elected level of health care benefits, he or she will continue to receive such refund during the applicable period.

         5.4. Offsetting Benefits. Benefits otherwise receivable by the Participant pursuant to this Article V shall be reduced to the extent comparable benefits are actually received by the Participant from another employer of the Participant during the applicable twenty-four (24) month or thirty (30) month period following his or her Termination Date. Any such benefits actually received by the Participant from another employer shall be reported by the Participant to the Company.

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

         5.5. Supplemental Retirement Benefits. As of the Termination Date, Participants shall receive the following supplemental retirement benefits:

                  5.5.1. cash equivalent of the present value of the incremental benefit the Participant would receive under the Retirement Plan as if his or her service and age were increased by the number of years equal to the multiplier used to determine Severance Pay in Section 5.1, above; and,

                  5.5.2. cash equivalent of the present value of the early retirement reduction based on the number of years equal to the multiplier used to determine Severance Pay in Section 5.1, above; and,

                  5.5.3. cash equivalent of Company contributions to the Participant's MESP account in the amount of seven and a half percent (7.5%) times the period which corresponds to the number of years equal to the multiplier used to determine Severance Pay in Section 5.1, above.

         5.6. Full Funding of Certain Nonqualified Retirement Benefits. Upon a Change in Control, the Company shall fully fund the Public Service Company of New Mexico and Paragon Resources, Inc. Deferred Compensation Trust Agreement (commonly known as the "Rabbi Trust") to provide for future entitlement to accrued benefits under certain plans. Such plans include, but are not limited to the following: the Accelerated Management Performance Plan, the Service Bonus Plan, the OBRA `93, the Section 415 Plan, and various individual supplemental employee retirement agreements in accordance with the requirements of specific plan documents.

         5.7. Reimbursement of Legal Fees. The Company also shall pay to a Participant reasonable legal fees and expenses incurred as a result of a Termination under the terms of this Plan (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Plan or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made at the later of the: (i) applicable twenty-four (24) month or thirty (30) month period specified above; or (ii) within five (5) days after a Participant's notice of request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

               VI. ADMINISTRATION OF PLAN AND PAYMENT OF BENEFITS
               --------------------------------------------------

         6.1. Plan Administration. The Plan shall be generally administered by a Committee who shall be the named fiduciary for purposes of the Employee Retirement Income Security Act of 1974, and who shall have the authority to control and manage the operation of the Plan and the authority to interpret and construe the Plan and any such interpretation and construction of any provisions of this Plan shall be final. The Committee shall, in addition to the foregoing, exercise such other powers and perform such other duties as it may deem advisable in the administration of the Plan. The Committee may engage agents and assistance from the Company, including Company counsel. The Committee shall not be responsible for any action taken or omitted to be taken on the advice of such counsel. The Committee is given specific authority to allocate and revoke responsibilities among its members or designees. When the Committee has allocated authority pursuant to the foregoing, the Committee shall not be liable for the acts or omissions of the party to whom such responsibility has been allocated, except to the extent provided by law.

         6.2. Payment Form and Date. The payments provided for herein shall be made in the form of a lump sum distribution not later than the fifth (5th) day following the Termination Date, provided however, that if the amount of such payments cannot be finally determined on or before such day, the Company shall pay to the Participant on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments together with interest at the rate provided in Section 1274(b)(2)(B) of the Code as soon as the amount thereof can be determined, but in no event later than the thirtieth (30th) day after the Termination Date. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Participant, payable by Participant on the fifth (5th) day after demand for repayment is made by the Company, together with interest at the rate provided in Section 1274(b)(2)(B) of the Code.

         6.3. Benefits Payable. In the event that any payments of benefits collectively received or to be received by a Participant in connection with this Plan or any other plan, arrangement or agreement with the Company or any affiliate thereof, or any person whose actions result in a Change in Control or any affiliate of such person would be subject to any excise tax imposed by Code Sections 280G and 4999, such total payments shall be augmented to place the Participant in the same after-tax position as if the excise tax had not been imposed.

                       VII. SUCCESSORS, BINDING AGREEMENT
                       ----------------------------------

         7.1. Successors. The Company will negotiate to require any independent successor to all or substantially all of the assets of the Company to provide written confirmation, within thirty (30) days of the effective date of the Change in Control, of its agreement to assume and perform the Company's obligations pursuant to this Plan.

         7.2. Binding Agreement. This Plan shall inure to the benefit of and be enforceable by a Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

                                  VIII. NOTICE
                                  ------------

         For the purpose of this Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered. or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Participant at his or her last known address and to the Company at Alvarado Square, Albuquerque, New Mexico 87158, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                                  IX. AMENDMENT
                                  -------------

         The Plan may be amended, in whole or in part, or terminated at any time, except that: (i) no amendment shall impair or abridge the obligations of the Company already incurred pursuant to Articles IV and V; and (ii) no such Plan amendment shall become or shall be effective during the twenty-four (24) month period immediately preceding the Protection Period and during the Protection Period to the extent that such amendment impairs or abridges the rights or benefits of an employee of the Company who was a Participant upon the effective date of such Plan amendment. Notwithstanding the foregoing, the Plan may be amended at will at any time and from time to time by the Company, or to reflect changes necessary due to revisions to, or interpretations of: (i) the Employee Retirement Income Security Act of 1974, as amended; (ii) Code Section 280G; or (iii) any other provision of applicable state or federal law.

                                X. MISCELLANEOUS
                                ----------------

         10.1. Governing Law. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of New Mexico.

         10.2. Code and Exchange Act References. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

         10.3. Withholding. Any payments provided for hereunder shall be paid subject to any applicable withholding required under federal, state or local law.

         10.4. Survival of Rights. In addition to the limitations on termination of this Plan pursuant to Article III hereof, any obligations of the Company to make payments that have been due to Participants who have, at the time of expiration of the Plan, satisfied the eligibility requirements pursuant to
Article IV above during the term hereof, shall survive the termination of this Plan.

         10.5. No Employment Contract. Notwithstanding anything to the contrary contained in this Plan: (i) the execution of the Plan shall not create an express or implied contract of employment for a specified term between the Participant and the Company; and (ii) unless otherwise expressly provided, in writing, by such officer as may be specifically designated by the President, the employment relationship between the Participant and the Company shall be defined as employment at will, where either party may terminate the relationship with or without cause. If such termination occurs after the commencement of the Protection Period, Notice of Termination shall be given pursuant to Section 2.15 and the Termination Date shall be determined pursuant to Section 2.24.

         10.6. Mitigation of Benefits. The Participant shall not be required to mitigate the amount of payment provided for in Article V by seeking other employment or otherwise, nor, except as specifically provided in Article V, shall the amount of any payment or benefit provided for in Article V be reduced by: (i) any compensation earned by the Participant as the result of employment by another employer; (ii) by retirement benefits; or (iii) offsets against any amount claimed to be owed by the Participant to the Company.

         10.7. No Right of Assignment. Neither a Participant nor any person taking on behalf of a Participant may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan and the Committee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

         10.8. Service of Process. The Secretary of the Company shall be an agent for service of process in matters relating to this Plan.

         10.9. Headings. The headings and subheadings in this Plan are inserted for convenience and reference only and are not to be used in construing this instrument or any provision hereof.

         10.10. Gender and Number. Where the context so requires, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

         10.11. Severance Pay Plan. Notwithstanding anything herein to the contrary, the Plan shall be interpreted as, and is intended to qualify as, a severance pay plan, pursuant to 29 CFR Section 2510.3-2(b), and therefore does not constitute an Employee Pension Benefit Plan pursuant to Section 3(2) of the Employee Retirement Income Security Act of 1974. In this regard, the following additional provisions shall apply with respect to all benefits hereunder:

                  10.11.1. the benefits hereunder are not contingent, directly or indirectly, upon a Participant's retirement;

                  10.11.2. all benefits due hereunder shall be fully paid or provided within the applicable twenty-four (24) month or thirty (30) month period after the Participant's Termination Date.

         10.12. Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

                              XI. CLAIMS PROCEDURES
                              ---------------------

         11.1. Except for determination and selections specifically reserved to the Board pursuant to the Plan, the Committee shall make all determinations as to a Participant's right to a benefit pursuant to the Plan. The Committee, within ninety (90) days after receipt of Participant's written notice of objection to benefits payable or claim for benefits, shall render a written decision on the objection to the benefits payable or the claim for benefits. If the objection to benefits payable or the claim for benefits is denied, either in whole or in part, the decision shall include:

                  (i)    The specific reason or reasons for the denial;

                  (ii) An indication of the specific Plan provisions on which the denial is based;

                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim and any explanation of why such material or information is necessary; and

                  (iv) An explanation of the Plan's appeal procedure, indicating that the appeal of the adverse determination must be in writing addressed to the Committee, and received within sixty (60) days after the receipt by the claimant of the Committee's written denial of benefits. Failure to perfect an appeal within the sixty
                         (60)-day period shall make the decision conclusive.

         11.2. If the claimant should appeal to the Committee, he or she, or his or her duly authorized representative, must do so in writing and may submit, in writing, whatever issues and comments he or she, or his or her duly authorized representative, feel are pertinent. The claimant, or his or her duly authorized representative, may review pertinent Plan documents. The Committee shall render a written decision on the question of the benefits payable, or the claim for benefits, setting forth the specific reasons for its decision including a reference to the Plan's provisions within sixty (60) days after receipt of the request for reconsideration, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for a reconsideration.

         11.3. Any denial by the Committee of a Participant's claim for benefits under the Plan shall be stated in writing and such notice shall be written in a manner that may be understood without legal or actuarial counsel.

         The foregoing First Restated and Amended Executive Retention Plan was approved by the Board on December 7, 1998.



                                     PUBLIC SERVICE COMPANY OF NEW MEXICO


                                     By_________________________________________
                                               BENJAMIN F. MONTOYA
                                         President and Chief Executive Officer








24951